Letter No.

FOR USE ONLY BY HOLDERS OF OUTSTANDING LOANS

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to what action to take, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

This document relates to the solicitation (the “APE Solicitation”) of powers of attorney in favor of The Bank of New York (the “Settlement Agent”), or commitments of holders of outstanding loans, to execute an out-of-court restructuring agreement governed by Argentine law, or Acuerdo Preventivo Extrajudicial (the “APE”), made by Telecom Argentina S.A. (“Telecom”). The APE Solicitation is described in the Solicitation Statement dated June 22, 2004 (as it may be supplemented or amended from time to time, the “Solicitation Statement”) and in this Letter of Transmittal (this “Letter of Transmittal”). All terms and conditions in the Solicitation Statement are deemed to be incorporated into, and form a part of, this Letter of Transmittal. Therefore, you are urged to read the Solicitation Statement carefully.

LETTER OF TRANSMITTAL

FOR HOLDERS OF OUTSTANDING LOANS

of

TELECOM ARGENTINA S.A.

Pursuant to the Solicitation of Powers of Attorney or Commitments to Execute an

Acuerdo Preventivo Extrajudicial

to holders of

Outstanding Notes (as defined in the Solicitation Statement) of Telecom and other unsecured financial indebtedness (the “Outstanding Loans”, and together with the Outstanding Notes, the “Outstanding Debt”) of Telecom

This Letter of Transmittal is to be used only by registered holders of Outstanding Loans and commissions wishing to participate in the APE.

The Settlement Agent for the APE Solicitation for

registered holders of Outstanding Loans

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street, 7 East

New York, New York 10286

Tel: (212) 815-5381 / Fax: (212) 298-1915

Registered holders of our Outstanding Loans and commissions who complete this Letter of Transmittal will receive unlisted notes (in separate series from the series of listed notes) in the form of certificated notes which may be denominated in dollars, euro, pesos or Japanese yen, in the case of Series A notes, or in dollars, in the case of Series B notes.1

THE APE SOLICITATION (AS DEFINED BELOW) WILL EXPIRE AT 3:00 P.M., NEW YORK CITY TIME, 4:00 P.M., BUENOS AIRES TIME, ON JULY 21, 2004 UNLESS EXTENDED. TELECOM RESERVES THE RIGHT TO EXTEND THE EXPIRATION DATE IN ITS SOLE DISCRETION. SUCH TIME AND DATE, AS SO EXTENDED, ARE THE “EXPIRATION DATE”.

1 Holders of our outstanding notes will receive listed notes initially represented by global certificates in fully registered form which may be issued in tranches denominated in dollars or euro in the case of Option A, and in dollars in the case of Option B.

Delivery of this Letter of Transmittal other than to the Settlement Agent at the address set forth above may not constitute a valid submission of outstanding debt. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal and revocations of Letters of Transmittal will be resolved by Telecom whose determinations will be binding. Telecom reserves the right to waive any irregularities in connection with deliveries or completion of Letters of Transmittal and whether to permit defects to be cured within such time as Telecom determines. None of Telecom, Telecom’s affiliates, the Information Agent, the Settlement Agent, the Solicitation Agents or any other person shall have any duty to give notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give any such notification. Telecom’s reasonable interpretation of the terms and conditions of the APE Solicitation (including this Letter of Transmittal and the accompanying Solicitation Statement and the instructions hereto and thereto) will be final and binding on all parties.

Terms used herein and not defined shall have the meanings ascribed to them in the Solicitation Statement.

The issuance of notes pursuant to the APE is made (a) within the United States or to U.S. Persons as that term is defined in Rule 902(k)(1) of Regulation S under the Securities Act of 1933 (the “Securities Act”) pursuant to a registration statement on Form F-1 containing the Solicitation Statement and (b) outside the United States, in offshore transactions in reliance upon Regulation S under the Securities Act.

June 22, 2004

Upon the terms and subject to the conditions set forth in the Solicitation Statement and in this Letter of Transmittal, Telecom is soliciting from the holders of Outstanding Loans powers of attorney in favor of The Bank of New York, as Settlement Agent, or the commitment of holders of Outstanding Loans to execute the APE as described in the Solicitation Statement.

Registered holders must complete the election form set forth in this Letter of Transmittal and return this Letter of Transmittal to the Settlement Agent in order to select their preferred consideration among the options listed below.

In this Letter of Transmittal, holders of Outstanding Loans must indicate whether they grant a power of attorney to the Settlement Agent to execute the APE on their behalf or commit to execute the APE directly.

If the APE is executed and subsequently approved, or homologado, by a commercial court in the City of Buenos Aires, Republic of Argentina (the “Reviewing Court”) in the form that Telecom has proposed, Telecom will make available to each consenting registered holder, at that holder’s option, subject to proration and the other terms and conditions of the APE, for each 1,058* denominated in dollars, euro, pesos or yen aggregate principal amount of Outstanding Debt and principal face amount adjustment (computed as described in the Solicitation Statement)

•	An option, which Telecom refers to as “Option A,” to receive 1,058 principal amount of series A notes due 2014.

•	An option, which Telecom refers to as “Option B,” to receive US$1,000 principal amount of series B notes due 2011 (except that holders of outstanding debt denominated in euro, pesos and yen who select Option B will receive an amount of series B notes equal to the dollar equivalent of 94.5% of their principal and principal face amount adjustment). Up to US$1,376 million principal face amount plus principal face amount adjustment of our Outstanding Debt can be restructured under Option B.

Combination of Option B with up to 37.5% Participation in Option C - If Option C is undersubscribed, holders who elect to receive Option B will have up to 37.5% of their principal face amount and principal face amount adjustment of Outstanding Debt allocated to Option C. As a result of this allocation, if Option C is undersubscribed, holders who select Option B will receive at least 625 principal amount of series B notes, and up to 319 of cash consideration, which will vary based on the applicable currency as described above.

•	An option, which Telecom refers to as “Option C,” to receive cash consideration at a price not greater than 850 nor less than 740, to be determined pursuant to a “Modified Dutch Auction,” which means that we will select the single lowest purchase price based on the prices specified by holders, within the range of 740 to 850 per 1,058 of Outstanding Debt and principal face amount adjustment, that will enable us to purchase an aggregate of the equivalent of up to US$825 million principal face amount plus principal face amount adjustment of Outstanding Debt (calculated based on the exchange rates in effect as of the close of business on the FX Reference Date, as described in the Solicitation Statement). Option C cash consideration will be paid in equivalent U.S. dollars.

* For purposes of the APE, the principal face amount of Outstanding Debt to be restructured has been increased by an adjustment amount representing a portion of accrued and unpaid interest on our Outstanding Debt, as described in the Solicitation Statement. In connection with Outstanding Debt restructured under Option A, the principal face adjustment will be capitalized, or added to the amount of Outstanding Debt to be restructured. Because holders of Outstanding Debt who elect to receive consideration under Option B or Option C will not receive 100% of their principal face amount plus principal face amount adjustment, the principal face amount adjustment will not be deemed to be capitalized for these holders, and will be considered relinquished by operation of law on the issuance date.

You must deliver a duly executed Letter of Transmittal, notarized, and if executed outside of Argentina either apostilled, in accordance with The Hague Convention, or consularized by an Argentine consulate, relating to your Outstanding Loans to the Settlement Agent and contact the Settlement Agent for further instructions as to how to complete your election form with respect to your Outstanding Loans prior to the Expiration Date.

If you agree to participate in the APE Solicitation, Telecom will require that you grant the Settlement Agent a power of attorney to execute the APE on your behalf or that you commit to execute the APE directly.

At the request of one or more participating holders who receive notes pursuant to the APE, Telecom will permit such holders to elect to receive new loans within 60 days after the issuance date, provided that, in Telecom’s reasonable judgment (taking into account the tax status of the holder), this will not trigger unfavorable tax consequences for Telecom. Telecom will only accept requests from participating holders that selected this option on the election form in this Letter of Transmittal.

To participate validly in the APE Solicitation, you must deliver a duly executed Letter of Transmittal, notarized, and if executed outside of Argentina, either apostilled in accordance with The Hague Convention, or consularized, by an Argentine consulate, to the Settlement Agent at its address set forth herein on or prior to the Expiration Date.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby submits to Telecom, upon the terms and subject to the conditions set forth in the Solicitation Statement, receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal, the principal amount of Outstanding Debt indicated in the table below entitled “Description of Outstanding Loans” under the respective column heading “Principal Amount Submitted in Option A,” “Principal Amount Submitted in Option B” or “Principal Amount Submitted in Option C.” Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Solicitation Statement, whether or not capitalized therein.

Subject to, and effective upon, the approval of the APE by a commercial court in the City of Buenos Aires, Argentina, and delivery of the notes, cash consideration and cash interest payments pursuant to the APE for the Outstanding Debt submitted herewith and, if applicable, the power of attorney granted hereby in accordance with the terms and subject to the conditions of the APE Solicitation, the undersigned hereby assigns to, or upon the order of, Telecom or the Settlement Agent, all right, title and interest in and to all of the Outstanding Debt submitted hereby.

If the undersigned is a holder of Outstanding Loans that chooses not to sign the APE directly, the undersigned hereby irrevocably constitutes and appoints the Settlement Agent (or its designee) the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the Settlement Agent also acts as the agent of Telecom, with respect to such Outstanding Debt, with full powers of substitution and revocation, such power of attorney being deemed to be an irrevocable power coupled with an interest, to (a) present such Outstanding Loans and all evidences of authenticity to, or upon the order of, Telecom, (b) execute on its behalf the APE and any ancillary documents that may be required to effect the transactions contemplated in connection therewith (c) agree to any ministerial or de minimus amendment of the APE that may be required to confirm the APE or to effect the transactions contemplated therein, and (d) confirm the delivery of the notes, cash consideration and cash interest payments by Telecom in accordance with the terms of the Solicitation Statement, this Letter of Transmittal and the APE.

If the undersigned is a holder of Outstanding Loans that chooses to commit to sign the APE directly, the undersigned hereby agrees to participate in the APE Solicitation, by signing the APE directly and by completing and delivering to the Settlement Agent the election form contained in the Letter of Transmittal. If the undersigned is a holder of Outstanding Loans and is so requested by Telecom or the Settlement Agent (or its designee), the undersigned hereby irrevocably agrees to perform the duties described in clauses (c) and (d) of the preceding paragraph.

The undersigned understands that submissions of Outstanding Debt pursuant to any of the procedures described in the Solicitation Statement and in the instructions hereto and acceptance of such by Telecom will constitute a binding agreement between the undersigned and Telecom upon the terms and subject to the conditions in the Solicitation Statement and this Letter of Transmittal (and if the APE Solicitation is extended or amended, the terms of and conditions of any such extension or amendment). For purposes of the APE Solicitation, the undersigned understands that validly submitted Letters of Transmittal, or defectively submitted Letters of Transmittal with respect to which Telecom has waived, or caused to be waived, such defect, will be deemed to have been accepted in the APE Solicitation if, as and when Telecom gives written notice thereof to the Settlement Agent.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Settlement Agent or by Telecom to be necessary or desirable to complete the submission of the Outstanding Debt for participation in the APE Solicitation.

The undersigned hereby authorizes the Settlement Agent to carry out all necessary steps required under Argentine law to submit this Letter of Transmittal before the Reviewing Court.

The undersigned understands that if it grants a power of attorney to the Settlement Agent as provided for in paragraph (d) below, the Settlement Agent will only be authorized to vote in favor of the APE.

Upon the submission of the Letter of Transmittal as to any Outstanding Debt, the registered holder and the beneficial owner of the Outstanding Debt on behalf of which the registered holder has submitted (each, a “holder”), will be deemed, among other things, and, subject to and effective upon in the case of (a), (b) and (c) below, Telecom making available the consideration pursuant to the Options, to:

(a)	irrevocably transfer to Telecom or the Settlement Agent upon our order or the order of the Settlement Agent, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Outstanding Debt submitted hereby, and thereafter it will have no contractual or other rights or claims in law or equity against Telecom, the solicitation agents or any fiduciary, trustee, fiscal agent or other person connected with the Outstanding Debt arising under, from or in connection with the Outstanding Debt, except as provided for in the APE;

(b)	waive any and all rights with respect to the Outstanding Debt submitted hereby, including, without limitation, any and all rights to payment, any existing, past or continuing defaults and their consequences in respect of the Outstanding Debt;

(c)	release and discharge Telecom, its directors, officers, members of the supervisory committee, shareholders, affiliates and any trustee or agent thereof from any and all claims the holder may have, now or in the future, arising out of or related to the Outstanding Debt submitted hereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Outstanding Debt submitted hereby, other than as expressly provided in the Solicitation Statement, the APE and this Letter of Transmittal; and

(d)	if it did not commit to sign the APE directly, grant a power of attorney to the Settlement Agent authorizing the Settlement Agent to (1) execute on the registered holder’s behalf the APE and any ancillary documents that may be required to effect the transactions contemplated in connection therewith, (2) agree to any ministerial or de minimis amendment of the APE that may be required to confirm the APE or to effect the transactions contemplated therein and (3) assign any Outstanding Debt to Telecom, if required; and

(e)	if it did not commit to sign the APE directly, grant to the Settlement Agent the power to confirm delivery of the notes, cash consideration and cash interest payments, in accordance with this Letter of Transmittal and the APE.

In addition, the holder of Outstanding Debt will be deemed to acknowledge, represent, warrant and agree that:

(a)	(1) all transactions undertaken by Telecom and the Settlement Agent to effect the restructuring of Telecom’s Outstanding Debt, including the APE Solicitation, will have been effected in compliance with all applicable laws and in a manner consistent with the statutory rights of all holders of Outstanding Debt to be treated equally and ratably and (2) it hereby waives any rights that it may have pursuant to Argentine law or the governing laws of the Outstanding Debt submitted to bring an action to challenge the legality or validity of any payments Telecom made in the tender offer it completed in June 2003 or those made pursuant to the APE Solicitation and/or made pursuant to court orders or to bring any action against any of Telecom’s directors or officers in connection with these payments and agrees that that waiver will survive any termination of the APE, to the extent that the APE is terminated upon compliance by Telecom with all of its obligations under the APE, pursuant to a ruling of compliance under Section 59 of the Argentine Bankruptcy Law;

(b)	it has received and reviewed the Solicitation Statement;

(c)	it is the owner of, or a duly authorized representative of one or more beneficial owners of, the Outstanding Debt submitted hereby and it has full power and authority to execute this Letter of Transmittal, and has full power and authority to execute the APE with respect to all the Outstanding Debt submitted and to tender, sell, assign and/or transfer the Outstanding Debt submitted hereby;

(d)	the Outstanding Debt being submitted hereby was owned as of the date of the grant of the powers of attorney or of the commitment to sign the APE directly, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that Telecom will acquire good, indefeasible and unencumbered title to the Outstanding Debt, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, if and when Telecom accepts the same, and makes available the corresponding consideration pursuant to the options, as provided for in the APE;

(e)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Outstanding Debt submitted thereby and, except for powers of attorney granted to the Settlement Agent, it will not grant to any person any proxy or other right to vote such debt from the date of this Letter of Transmittal until any termination of the APE Solicitation or termination of the APE, and any purported sale, pledge, hypothecation or other encumbrance or transfer or grant of proxy or voting right will be void and of no effect;

(f)	(1) none of Telecom, the Settlement Agent, the information agent, the solicitation agents nor any person acting on behalf of any of the foregoing, has made any statement, representation or warranty, express or implied, to it with respect to Telecom, the APE Solicitation or the offer or delivery of the notes, cash consideration and cash interest payments, other than the information included in the Solicitation Statement, and (2) any information it desires concerning Telecom, the APE Solicitation and the notes, cash consideration and cash interest payments or any other matter relevant to its decision to accept the APE Solicitation, including a copy of the Solicitation Statement, is or has been made available to it;

(g)	in evaluating the APE Solicitation and in making its decision whether to participate therein by submitting this Letter of Transmittal and submitting its Outstanding Debt, the holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on (1) any statement, representation or warranty, express or implied, made to the holder by Telecom or the solicitation agents or the Settlement Agent other than those contained in the Solicitation Statement, as supplemented prior to the Expiration Date, or (2) any investigation that the solicitation agents or any of their affiliates or any person acting on any of their behalf may have made with respect to the notes, cash consideration and cash interest payments or Telecom;

(h)	the execution and delivery of this Letter of Transmittal will constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the Solicitation Statement;

(i)

unless such holder has committed to sign the APE directly, the submission of this Letter of Transmittal to the Settlement Agent will, subject to the terms and conditions of this APE Solicitation generally, constitute the irrevocable appointment of the Settlement Agent as its attorney-in-fact and agent, and an irrevocable instruction to the Settlement Agent to complete and execute all or any forms of transfer and other documents deemed to be necessary in the opinion of the Settlement Agent in relation to the Outstanding Debt submitted thereby in Telecom’s favor or in the favor of any other person or persons as Telecom may direct and to deliver these forms of transfer and other documents in the Settlement Agent’s opinion and/or the certificates and other documents of title relating to the Outstanding Debt’s registration and to execute all the other documents and to do all the other acts and things as, in the opinion of the attorney-in-fact or agent, may be necessary or expedient for the purpose of, or in connection with, the acceptance of this APE Solicitation and to vest in Telecom or its nominees the Outstanding Debt;

(j)	the terms and conditions of the APE Solicitation and the APE set forth in the Solicitation Statement will be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which will be read and construed accordingly;

(k)	the Settlement Agent is acting solely in its capacity as attorney-in-fact in order to execute the APE on behalf of the holder or the beneficial owner. The Settlement Agent does not assume any obligation or relationship of agency or trust, for or with the holder, and the Settlement Agent shall have no duties or obligations other than those specifically set forth in the Solicitation Statement and this Letter of Transmittal;

(l)	Telecom and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its acquisition of the notes, cash consideration and cash interest payments are no longer accurate, it will promptly notify Telecom;

(m)	in acting as attorney-in-fact in order to execute the APE on behalf of the holder or the beneficial owner that grants a power of attorney, on the terms set forth in the Solicitation Statement and in this Letter of Transmittal, the Settlement Agent shall be entitled to all of the rights, immunities, benefits and protections afforded to the Settlement Agent under the Settlement Agent Agreement dated June 22, 2004 between Telecom and the Settlement Agent.

(n)	the Settlement Agent is irrevocably instructed to, and will only be authorized to, vote in favor of the APE; and

(o)	the execution and delivery of this Letter of Transmittal will constitute your acceptance to receive your consideration in accordance with any allocation and proration of the oversubscribed options or to otherwise receive your consideration that results from the Reviewing Court’s decision to “cramdown” non-participating holders.

Further, each holder of Outstanding Loans who is not a “U.S. Person” as defined pursuant to Rule 902(k)(2) of Regulation S under the Securities Act, will be deemed to acknowledge, represent, warrant and agree that:

(1)	it is accepting Regulation S Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a non-U.S. person that is outside the United States (or a non-U.S. person that is a dealer or other fiduciary of a non-U.S. person);

(2)	the notes will be represented by the Regulation S global security and that, for a period of 40 days following the issuance date, transfers thereof may not be made to any U.S. person or for the account or benefit of a U.S. person;

(3)	it will not, as part of the initial distribution of the notes, sell short or otherwise sell, transfer or dispose of the economic risk of the notes into the United States or to a U.S. person;

(4)	until the date that is 40 days subsequent to the date of the original issuance of the notes it will, and that each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in the preceding sentences; and

(5)	the Regulation S Notes will bear a legend to the following effect unless otherwise agreed by Telecom and the holder thereof:

“THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Under Rule 902(k)(1) of Regulation S under the Securities Act, U.S. person means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (in an individual) resident in the United States and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts.

☐	Check here if you elect to receive notes for delivery to, or for the account or benefit of, a “U.S. person”.

Under Rule 902(k)(2), the following are not “U.S. persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

The acknowledgements, representations, warranties and agreements of a holder agreeing to participate in the APE Solicitation and submitting Outstanding Debt will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date, the date the APE is executed, the date the APE is filed with the Reviewing Court and the date that the notes, cash consideration and cash interest payments are delivered to holders of Outstanding Debt.

Neither the delivery of this Letter of Transmittal nor any acceptance or submission of, or payment for Outstanding Debt, will under any circumstances create any implication that the information contained in the Solicitation Statement is correct as of a time subsequent to the date thereof or that there has been no change in the information set forth in the Solicitation Statement or in any attachments thereto since the date thereof. All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby requests that any notes issued to it pursuant to the APE be issued in the names of, and delivered to, the undersigned.

RETURN THIS PAGE TO YOUR SECURITIES INTERMEDIARY

ELECTION FORM

Please fill out the following related to how you are submitting your Outstanding Debt.

Please check 1 of the 2 boxes below to indicate whether you want to grant a power of attorney in favor of the Settlement Agent to sign the APE on your behalf or if you want to commit to sign the APE directly (YOU MUST SELECT ONE OF THE TWO OPTIONS BELOW):

☐	CHECK HERE TO GRANT A POWER OF ATTORNEY IN FAVOR OF THE SETTLEMENT AGENT.

☐	CHECK HERE IF YOU COMMIT TO SIGN THE APE DIRECTLY.

If you elect to commit to sign the APE directly, you will need to execute the APE agreement. If you fail to execute and deliver the APE Agreement, you will be deemed to have granted a power of attorney in favor of the Settlement Agent.

To validly complete this election form through the completion, execution and delivery of this Letter of Transmittal, you must confirm and/or complete, as applicable, the tables below entitled “Holder Information”, “Description of Outstanding Loans” and the corresponding choices for Option A, Option B and Option C and sign the Letter of Transmittal.

HOLDER INFORMATION

Name of Holder(s): Address of Holder(s): (include City, State, country) (include postal code)

DESCRIPTION OF OUTSTANDING LOANS PARTICIPATING IN THE APE SOLICITATION

Listed below is the total outstanding principal amount of Outstanding Debt that you hold, according to our records, under the Outstanding Loan specified below. If you believe that any of the information in the table below is incorrect, please contact the Settlement Agent immediately and in no event later than 5 business days prior to the Expiration Date so that any discrepancies can be reconciled. In particular, you should provide the Settlement Agent with any documentation that supports your claim as to any discrepancies in the total aggregate outstanding principal amount of Outstanding Debt held by you pursuant to the Outstanding Loan. Your name and address should be printed, if not already printed above, exactly as they appear in the Outstanding Loan. If you hold Outstanding Debt pursuant to more than one Outstanding Loan, you will receive, and must complete, a separate Letter of Transmittal for each Outstanding Loan pursuant to which Outstanding Debt is held.

Description of Outstanding Loan (including description of the parties to the Outstanding Loan)	Date of Outstanding Loan	Total Aggregate Outstanding Principal Amount of Outstanding Loan Held by the Holder Pursuant to the Outstanding Loan

RETURN THIS PAGE TO THE SETTLEMENT AGENT

ELECTION FORM (continued)

List below the Outstanding Loans as to which this Letter of Transmittal relates. If the space provided is insufficient, list the information required by the table below on a separately executed schedule and affix the schedule to this Letter of Transmittal.

The names and addresses of the holders should be printed, if not already printed above, exactly as they appear on the instruments representing Outstanding Loans submitted hereby.

DESCRIPTION OF OUTSTANDING LOAN*
Name and Address of Holder	Principal Amount Submitted in Option A*	Principal Amount Submitted in Option B**	Principal Amount Submitted in Option C***

Total Principal Amount Submitted (indicate US$, €,¥ or P$):

*A holder of Outstanding Loans who wants to receive Series A Unlisted Notes may elect to receive Series A Unlisted Notes denominated in the same currency as its Outstanding Loans, or in U.S. dollars.

** A holder of Outstanding Loans who selects Option B will receive Series B Unlisted Notes denominated in U.S. dollars. If Option C is undersubscribed, holders who elected to receive Option B will be deemed to have agreed to have up to 37.5% of their outstanding debt allocated to Option C at the highest price of 850 per 1,058 of Outstanding Debt including the related principal face amount adjustment (as a result, for any principal amount submitted in Option B, you do not need to complete the information in the table entitled “Price to be Paid in Option C”).

*** If you have selected Option C, you must complete the information in the table entitled “Price to be Paid in Option C.” A holder of Outstanding Loans who receives Option C will receive cash consideration in equivalent U.S. dollars

RETURN THIS PAGE TO THE SETTLEMENT AGENT

ELECTION FORM (continued)

FOR HOLDERS OF OUTSTANDING LOANS CHOOSING OPTION A ONLY:

☐	CHECK HERE IF YOU WANT TO RECEIVE YOUR UNLISTED NOTES DENOMINATED IN THE SAME CURRENCY AS YOUR OUTSTANDING LOANS.

☐	CHECK HERE IF YOU WANT TO RECEIVE YOUR UNLISTED NOTES DENOMINATED IN U.S. DOLLARS.

IF YOU WANT TO RECEIVE SERIES A LISTED NOTES (IN THE EVENT THAT TELECOM ACCEPTS REQUESTS FROM HOLDERS OF OUTSTANDING LOANS TO RECEIVE LISTED NOTES) YOU WILL RECEIVE THESE NOTES IN THE SAME CURRENCY AS YOUR SERIES A LISTED NOTES.

FOR HOLDERS OF OUTSTANDING LOANS CHOOSING OPTION B ONLY:

If you have selected Option B, please check the box below if you request to have your Outstanding Loans exchanged for Outstanding Notes by the Settlement Agent on the Issuance Date:

☐	CHECK HERE TO REQUEST TO HAVE YOUR OUTSTANDING LOANS EXCHANGED BY THE SETTLEMENT AGENT ON THE ISSUANCE DATE FOR OUTSTANDING NOTES (SUBJECT TO AVAILABILITY, TO PRORATION AND TO TIMELY DELIVERY OF AN ASSIGNMENT OF THE LOAN).*

*IF YOUR OUTSTANDING LOANS ARE EXCHANGED BY THE SETTLEMENT AGENT, YOU WILL RECEIVE THE SAME AMOUNT OF CONSIDERATION (IN THE SAME CURRENCY) PURSUANT TO THE APE SOLICITATION THAT YOU WOULD HAVE OTHERWISE RECEIVED IN THE ABSENCE OF SUCH EXCHANGE, BUT ALL OR A PORTION OF SUCH CONSIDERATION MAY BE IN THE FORM OF LISTED NOTES, INSTEAD OF THE UNLISTED NOTES YOU OTHERWISE WOULD HAVE RECEIVED. ANY HOLDER OF OUTSTANDING LOANS ELECTING TO EXCHANGE THEIR OUTSTANDING LOANS FOR OUTSTANDING NOTES ON THE ISSUANCE DATE SHOULD CONSULT THEIR TAX ADVISOR.

IF YOU DO NOT CHECK THE BOX ABOVE, YOUR OUTSTANDING LOANS WILL NOT BE EXCHANGED BY THE SETTLEMENT AGENT ON THE ISSUANCE DATE FOR OUTSTANDING NOTES.

FOR HOLDERS OF OUTSTANDING LOANS CHOOSING, OR ALLOCATED INTO, OPTION C ONLY:

If you are a holder of Outstanding Loans who has selected or has been allocated into Option C, you will be deemed to have agreed to permit the Settlement Agent to exchange your Outstanding Loans to be retired under Option C for Outstanding Notes held by other holders that elected Option B immediately prior to cancellation thereof. By agreeing to this exchange, you will receive the same amount of Option C cash consideration (and the same currency) pursuant to the APE Solicitation that you would have otherwise received in the absence of such exchange.

ISSUANCE OF NEW LOANS WITHIN 60 DAYS AFTER THE ISSUANCE DATE:

☐	CHECK HERE IF YOU WANT TO EXCHANGE YOUR UNLISTED NOTES FOR NEW LOANS WITHIN 60 DAYS AFTER THE ISSUANCE DATE, SUBJECT TO TELECOM’S DETERMINATION THAT THIS EXCHANGE WILL NOT TRIGGER ADVERSE TAX CONSEQUENCES FOR TELECOM. *

*If you elect to have your unlisted notes exchanged for new loans after the issuance date, you should consult your tax advisor.

RETURN THIS PAGE TO THE SETTLEMENT AGENT

ELECTION FORM (continued)

PRICE TO BE PAID IN OPTION C

If you have selected Option C, you should indicate below the price at which you wish to receive the consideration pursuant to such option.*

By checking one of the following boxes under “Price” below, the undersigned hereby submits the Outstanding Debt specified herein at the price checked. A holder of Outstanding Debt who desires to submit Outstanding Debt at more than one price, must complete a separate Letter of Transmittal for each price at which Outstanding Debt is submitted. The same Outstanding Debt cannot be submitted at more than one price.

Price per 1,058 principal amount of Outstanding Debt and related principal face amount adjustment at which Outstanding Debt is being submitted
Price
☐ 740 (Minimum Price) ☐
☐ 850 (Maximum Price)

* Holders of outstanding debt that receive cash consideration under Option C will receive the equivalent amount of this cash consideration in U.S. dollars.

IF NO PRICE IS SELECTED YOU WILL BE DEEMED TO HAVE SELECTED 740 (THE MINIMUM PRICE). YOU SHOULD UNDERSTAND THAT THIS COULD RESULT IN YOUR OUTSTANDING DEBT BEING PURCHASED AT THE MINIMUM PURCHASE PRICE OF 740 PER 1,058 PRINCIPAL AMOUNT OF OUTSTANDING DEBT SUBMITTED.

RETURN THIS PAGE TO THE SETTLEMENT AGENT

ELECTION FORM (continued)

PLEASE SIGN HERE

(To be completed by all submitting registered holders of Outstanding Loans)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby submits the principal amount of Outstanding Debt listed in the box entitled “Description of Outstanding Loans” under the respective column heading “Principal Amount Submitted in Option A,” “Principal Amount Submitted in Option B,” “Principal Amount Submitted in Option C” or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Outstanding Debt described in such box. This Letter of Transmittal must be signed by the registered holders exactly as the names appear on instruments representing Outstanding Debt* If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 2.

                                                                                                                                                                                                                      (Notary Seal)**

                                                                                                                                                                                                                      (Notary Seal)**

Signatures of Submitting Holders or Authorized Signatory

(See guarantee requirement below)

Dated

*Name(s)

(Please Print)

Capacity

Address

City, State, Country, Postal Code

Area Code and Telephone Number

Tax Identification or Social Security No. of person named above

Account Information:

Bank Name and Address

Chips ABA:	Account No.

Swift Code:	Fed Wire:

Medallion Signature Guarantee

(If Required-See Instructions 1 and 2)

Authorized Signature                                                                                                                                                                            (Notary Seal)**

Name of Firm

[Place Seal Here]

**IMPORTANT: Each Letter of Transmittal and any withdrawal thereof executed outside of Argentina must be properly authenticated by (i) an apostille under the Hague Convention or (ii) the relevant authentication from the appropriate governmental authority and an appropriate seal from an Argentine consulate and legalization before the Argentine Ministry of Foreign Affairs. Please plan accordingly and obtain the necessary authentication prior to delivering this Letter of Transmittal and Authorization by hand, overnight courier or facsimile (provided delivery is made by hand or overnight courier as soon as reasonably practicable after such facsimile and, in any case, on or prior to the Expiration Date) to the Settlement Agent at the address set forth on the front cover of this Letter of Transmittal and Authorization. QUESTIONS CONCERNING THE PROCEDURES NECESSARY TO OBTAIN AN APOSTILLE MAY BE DIRECTED TO TELECOM OR THE SETTLEMENT AGENT.

RETURN THIS PAGE TO THE SETTLEMENT AGENT

INSTRUCTIONS

Forming Part of the Terms and Conditions of the APE Solicitation

1. Signature Guarantees. Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor.

2. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. Signatures on this Letter of Transmittal must correspond to the names of the registered holders (i) as set forth in the instruments in respect of such Outstanding Debt without alteration, enlargement or any change whatsoever and/or (ii) as shown on any valid assignment of such Outstanding Debt.

If any of the Outstanding Debt submitted hereby is registered in the name of two or more holders, all such registered holders must sign this Letter of Transmittal. If any of the Outstanding Debt submitted hereby is registered in different names on several instruments, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of instruments.

If this Letter of Transmittal or any Outstanding Debt or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Telecom of such person’s authority to so act must be submitted.

If this Letter of Transmittal is signed other than by the holders of the Outstanding Loans submitted hereby, such Outstanding Loans must be endorsed or accompanied by appropriate instruments of assignment, in form and substance acceptable to Telecom, signed exactly as the name or names of the holders appear on the Outstanding Loans and signatures on such Outstanding Loans or instruments of transfer are required and must be guaranteed by a Medallion Signature Guarantor.

3. Delivery of Letter of Transmittal. This Letter of Transmittal is to be used by registered holders of Outstanding Loans wishing to participate in the APE, and must be received by the Settlement Agent at its address set forth herein, on or prior to the Expiration Date.

If holders of Outstanding Debt wish to submit their Outstanding Debt pursuant to the APE Solicitation and cannot submit all other required documents to the Settlement Agent by the Expiration Date, holders may nevertheless submit such Outstanding Debt if a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by Telecom is received by the Settlement Agent (as provided below) by the Expiration Date. The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Settlement Agent.

The method of delivery of Letters of Transmittal, any required signature guarantees and all other required documents, is at the election and risk of the registered holder and, except as otherwise provided in this Instruction 3, delivery will be deemed to be made only when actually received by the Settlement Agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Settlement Agent prior to such date.

No alternative, conditional or contingent submissions will be accepted. All submitting holders, by execution of this Letter of Transmittal (or a manually signed facsimile hereof), waive any right to receive any notice of the acceptance of their Outstanding Debt.

4. Insufficient Space. If the space provided under “Description of Outstanding Loans” is insufficient, the requested information should be continued on a separate signed document and attached to this Letter of Transmittal.

5. Determination of Validity, Eligibility and Compliance. Telecom will determine, in its sole discretion, all questions as to the validity, form, eligibility (including time of receipt), assignment and acceptance of any submission of Outstanding Debt and its determination shall be final and binding on all parties. Telecom reserves the absolute right to reject any and all submissions of Outstanding Debt determined by it not to be in the proper form or the acceptance of or payment for which may be unlawful. Telecom also reserves the absolute right to waive any of the conditions of the APE Solicitation or any defect or irregularity in the submission of any particular Outstanding Debt and Telecom’s interpretation of the terms of the APE Solicitation (including these instructions) shall be final and binding on all parties. No submission of Outstanding Debt will be deemed to have been validly made until all defects and irregularities have been cured or waived. Unless waived, all defects or irregularities in connection with submissions must be cured within such time as Telecom shall determine. None of Telecom, the information agent, the Settlement Agent and the solicitation agents, nor any other person is or will be obligated to give notice of defects or irregularities in submissions, nor shall any of them incur any liability for failing to give any such notice.

6. Backup Withholding and Information Reporting. The disposal of the Outstanding Debt by a U.S. Holder pursuant to the APE Solicitation generally will be subject to information reporting requirements. To avoid the imposition of backup withholding, a U.S. Holder should complete Substitute Form W-9 below and either (a) provide its correct taxpayer identification number (“TIN”) which, in the case of an individual U.S. Holder, is his or her social security number, and certain other information, or (b) establish a basis for an exemption from backup withholding. Certain holders, including, among others, corporations, individual retirement accounts and certain foreign persons, are exempt from these backup withholding and information reporting requirements, but may be required to establish their entitlement to an exception. Foreign payees should complete an Internal Revenue Service Form W-8 BEN (which can be obtained at the website of the Internal Revenue Service at www.irs.gov) to establish their entitlement to an exemption from backup withholding and reporting requirements. If the Settlement Agent is not provided with the correct TIN or an adequate basis for exemption, a holder may be subject to a backup withholding tax on the gross proceeds received in the APE Solicitation. Payments on the new notes, and proceeds of sale of the new notes, are also subject to information reporting requirements and to backup withholding unless the holder is exempt from backup withholding or provides its TIN as described above. If backup withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

7. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the APE Solicitation or this Letter of Transmittal may be directed to the solicitation agents at their respective telephone numbers and/or addresses set forth on the last page hereof.

8. Procedure for Withdrawing Submitted Outstanding Debt. If Telecom amends the terms and conditions of the APE Solicitation and the amendment is materially adverse to any holder of Outstanding Debt that has submitted its Outstanding Debt in the APE Solicitation, such registered holder shall be entitled to withdraw all, but not less than all, of its submitted Outstanding Debt by written notice to Telecom and the Settlement Agent prior to 5:00 p.m., New York City time, no later than the tenth business day after the date on which notice of such amendment has been provided.

For a withdrawal of submissions of Outstanding Debt to be effective, a written or facsimile transmission notice of withdrawal (and if executed outside of Argentina, such notice of withdrawal must be properly authenticated by (i) an apostille under the Hague Convention or (ii) the relevant authentication from the appropriate governmental authority and an appropriate seal from an Argentine consulate and legalization before the Argentine Ministry of Foreign Affairs) must be received by the Settlement Agent during any period in which withdrawals are allowed at its address set forth herein. Any such notice of withdrawal must (a) specify the name of the registered holder who submitted the Outstanding Debt to be withdrawn, (b) contain a description of the Outstanding Debt to be withdrawn and the aggregate principal amount represented by such Outstanding Debt, and (c) be signed by the registered holder of that Outstanding Debt in the same manner as the original signature on this Letter of Transmittal.

Any permitted withdrawal of submitted Outstanding Debt may not be rescinded and any Outstanding Debt properly withdrawn will thereafter be deemed not to have been validly submitted; provided, however, that properly withdrawn Outstanding Debt may be submitted, by again following one of the appropriate procedures described in “The APE Solicitation—Procedures for Participating in the APE Solicitation” in the Solicitation Statement, at any time on or prior to the Expiration Date.

PAYER’S NAME:
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number(s) OR Employer Identification Number
Payer’s Request for Taxpayer Identification Number (“TIN”)

Part 2 — Certifications — UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2)    I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding. and

(3)    I am a U.S. person (including a U.S. resident alien).

	Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding do not cross out item (2).	Part 3 — ☐ Awaiting TIN Part 4 — ☐ Exempt from Backup Withholding

Name Address (Include Zip Code) Signature Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE IRS AND BACKUP WITHHOLDING OF THE APPLICABLE AMOUNT OF ANY REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Custodian by the time of payment, the applicable amount of all reportable payments made to me will be withheld and such retained amounts shall be remitted to the IRS as backup withholding.

Signature                                                                                                 Date                                                                                                 , 2004

Name (Please Print)

RETURN THIS PAGE TO YOUR SECURITIES INTERMEDIARY

The Settlement Agent for

registered holders of Outstanding Loans in the

APE Solicitation is:

The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7 East New York, New York 10286 Attention: Ms. Carolle Montreuil Tel: (212) 815-5920 Fax: (212) 298-1915

The Solicitation Agents for the Offer are:

International

Morgan Stanley

Liability Management Group

1585 Broadway, Second Floor

New York, New York 10036

Domestic U.S. Callers Call Toll Free:

(800) 624-1808

Callers from Outside the U.S. Call Collect:

(212) 761-2219

In Argentina Only MBA Banco de Inversiones S.A. Av. Alicia Moreau de Justo 140 C1107AAD Buenos Aires, Argentina Phone: +5411-4319-5800

The Information Agent for the APE Solicitation is:

GSC Proxitalia SpA

Via Emila 88-00187

Rome, Italy

+3906-4217-1777

Toll Free in Italy:

(800) 18-99-23

Toll Free in Argentina:

0 (800) 444-1692

Toll Free in the United States and Canada:

011 (800) 1802-2004

From all other countries:

00 (800) 1802-2004 (Toll Free) or +3906-4217-1777

.